Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Marriott International, Inc.:

(1) Form S-8 No. 333-202173, and
(2) Form S-8 No. 333-161194,
(3) Form S-3 ASR No. 333-202172; and
(4) Form S-4 No. 333-208684

of our reports dated February 18, 2016, with respect to the consolidated financial statements of Marriott International, Inc., and the effectiveness of internal control over financial reporting of Marriott International, Inc., included in this Annual Report (Form 10-K) of Marriott International, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

McLean, Virginia
February 18, 2016